                                                                   EXHIBIT 10.13

                   [DYNEGY POWER MARKETING, INC. LETTERHEAD]






                                 April 20, 2000





Mr. Raymond P. Juels
Manager of Energy Resources
Southern California Water Company
630 E. Foothill Blvd
San Dimas, CA 91773

Dear Mr. Juels;

We are pleased to announce that effective February 1, 2000, the merger between Dynegy Inc. and Illinova Corporation is complete, creating a premier national energy merchant, which will operate under the name of Dynegy Inc.

With this merger of the parent companies, we are consolidating and reorganizing our business in order to service our clients more efficiently. The wholesale power business of Illinova Energy Partners, Inc. ("IEPI") is being consolidated with Dynegy Power Marketing, Inc. ("DYPM") in an effort to create greater market and product optionalities for our clients. As an IEPI customer, we welcome you to Dynegy, a leading marketer of energy products and services with more than $12 billion in assets.

As a result of this merger, Dynegy now owns or controls more than 23,000 megawatts of generation capacity. Combine that with a complete line of energy management services that Dynegy can now offer you, and you have an even stronger energy partner that will deliver reliable energy supply and services.

The Dynegy Power Marketing team has been fully briefed on your account and your representative will be contacting you soon. Our commitment is to continue to deliver reliable supply and innovative energy solutions to you. On behalf of all of us at Dynegy, we value your business and we look forward to working with you.

Sincerely,

DYNEGY POWER MARKETING, INC.

                             CONSENT TO ASSIGNMENT


"Agreements", for the purposes of this Consent to Assignment, means all contracts in effect as of February 2, 2000, between Southern California Water Company ("SCWC") and Illinova Energy Partners, Inc. ("IEPI") listed, without limitation, on the attached Schedule A.

SCWC hereby consents to the assignment by IEPI all of IEPI's rights under the Agreements, and the delegation by IEPI of all IEPI's obligation under the Agreements to Dynegy Power Marketing, Inc. ("DYPM") effective April 12, 2000.

DYPM agrees that, on receipt of such assignment and delegation, it will assume all of IEPI's rights and obligations under the Agreements. The Agreements assigned to DYPM shall remain in full force and effect between DYPM and SCWC. DYPM and SCWC hereby each ratify and confirm the terms of the Agreements for all purposes, effective April 12, 2000.

Dynegy Power Marketing, Inc.                Southern California Water Company

By: /s/  [SIGNATURE ILLEGIBLE]              By:  /s/  JOEL A. DICKSON
   ---------------------------                 -----------------------------

Name: [NAME ILLEGIBLE]                     Name: Joel A. Dickson
     -------------------------                   ---------------------------

Title:   [TITLE ILLEGIBLE]                  Title: Vice President
     -------------------------                    --------------------------

Date:   [DATE ILLEGIBLE]                    Date: 5/8/00
     -------------------------                   ---------------------------

                                   SCHEDULE A

Attached to and made a part of the Consent to Assign letter dated April 20, 2000 for assignment of certain contracts from Illinova Energy Partners, Inc. ("IEPI") to Dynegy Power Marketing, Inc.:


1. Interchange letter agreement between Southern California Water Company and IEPI dated April 5, 1999

2. Scheduling Coordination & Real-Time Services Agreement Southern California Water Company and IEPI dated April 7, 1999

                   [DYNEGY POWER MARKETING, INC. LETTERHEAD]


April 11, 2000

SOUTHERN CALIFORNIA WATER COMPANY - BEAR VALLEY

RE: CONFIRMATION NUMBER: 459296

                              CONFIRMATION LETTER

This letter shall confirm the agreement reached on March 21, 2000 between DYNEGY POWER MARKETING, INC. ("Seller") and SOUTHERN CALIFORNIA WATER COMPANY - BEAR VALLEY ("Buyer") regarding the sales/purchase of Power under the terms and conditions as follows:

Buyer:              SOUTHERN CALIFORNIA WATER COMPANY - BEAR VALLEY

Seller:             DYNEGY POWER MARKETING, INC.

Period of Delivery: May 01, 2000 through April 30, 2001 including NERC Holidays

Contract Quantity:  12 MW/h Flat Around; Firm Energy with Liquidated Damages
                    105,120 MW/h total over the Delivery Period

Delivery Point      Sp 15

Scheduling:         Monday through Friday hours ending 0100 - 2400 PPT

SPECIAL PROVISIONS: THIS TRANSACTION IS GOVERNED BY THE TERMS AND CONDITIONS
                    ATTACHED HERETO AS ADDENDUM I.

Please confirm that the terms stated herein accurately reflect the agreement between you and DYPM by returning an executed copy of this letter by facsimile to DYPM at 713.787.8695. If you do not return this Confirmation Letter or object to this Confirmation Letter within two Business days of your receipt of it, you will have accepted and agreed to all of the terms included herein, including the terms and provisions of the Agreement. If you have any questions, please call me at 713.767.8200/8841.


DYNEGY POWER MARKETING, INC.            SOUTHERN CALIFORNIA WATER COMPANY -
                                        BEAR VALLEY


By:    /s/ DAVID W. FRANCIS             By:    /s/ JOEL A. DICKSON
       ------------------------                ----------------------------
Name:  David W. Francis                 Name:  Joel A. Dickson
       ------------------------                ----------------------------
Title: Director of West                 Title: Vice President Customer and
       Power Trading                           Operations Support
       ------------------------                ----------------------------
Date:  4/11/00                          Date:  4/11/00
       ------------------------                ----------------------------

                                   ADDENDUM I

(2) Allocation of and Indemnity for Taxes: The Contract Price paid hereunder includes full reimbursement for and Seller is liable for and shall pay or cause to be paid, or reimburse Buyer if Buyer shall have paid, all Taxes applicable to the power sold hereunder prior to the delivery point(s) ("Seller's Taxes"). If Buyer is required to remit any of Seller's Taxes, the amount thereof shall be deducted from any sums becoming due to Seller hereunder. Seller shall indemnify, defend and hold Buyer harmless from any liability against all Seller's Taxes. The Contract Price does not include reimbursement for and the Buyer is liable for and shall pay, cause to be paid or reimburse Seller if Seller shall have paid, all taxes applicable to the power sold hereunder at and after delivery at the delivery point(s) including taxes imposed by a taxing authority with jurisdiction over the Buyer ("Buyer's Taxes"). Buyer shall indemnify, defend and hold Seller harmless from any liability against all Buyer's Taxes. If the Buyer is entitled to an exemption from any Taxes under this Transaction, Buyer shall be responsible for furnishing an exemption certificate to Seller in order to obtain the exemption. "Taxes" means all ad valorem, property, occupation, utility, gross receipts, sales, use, excise and other taxes, governmental charges, emission allowance costs, licenses, permits and assessments, other than taxes based on net income or net worth.

(3) New Taxes: If any New Tax is imposed for which Buyer or Seller is responsible, (i) if such New Tax can be passed by Buyer to another person or entity, Buyer shall pay, cause to be paid or reimburse the Seller for such New Tax; (ii) if (i) does not apply, the Party affected by the New Tax ("New Tax Affected Party") may require the other Party to enter into good faith negotiations to apportion liability for the New Tax equitably between the Parties. If, after fifteen business days the Parties are not able to resolve the issue, the New Tax Affected Party may terminate such "New Tax Affected Transaction", upon thirty days written notice. Unless otherwise agreed, the New Tax Affected Transaction shall be liquidated as though the New Tax Affected Party has defaulted on the New Tax Affected Transaction without taking into effect the impact of the New Tax. "New Taxes" means (i) any Taxes enacted and effective after the date this Transaction was entered into, including, without limitation, that portion of any Taxes or New Taxes that results in an increase in liability to either Party, or (ii) any law, order, rule or regulation, or interpretation thereof, enacted and effective after the date this Transaction was entered into resulting in such an increase.

GOVERNING LAW:

INCLUDING ANY COUNTERCLAIMS AND CROSS CLAIMS ASSERTED IN SUCH ACTION, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF TEXAS, WITHOUT REGARD TO THE LAWS OF TEXAS REQUIRING THE APPLICATION OF THE LAWS OF ANOTHER STATE.

Notices:

NOTICES & CORRESPONDENCE           PAYMENTS BY WIRE TRANSFER

Electric Clearinghouse, Inc.       The First National Bank of Chicago
1000 Louisiana, Suite 5800         Account Title: Electric Clearinghouse, Inc.
Houston, Texas 77002-5050          Account Number: 552 7651
Attn: Director, Trading &          ABA Number: 071 000 013
      Operations


INVOICES

Electric Clearinghouse, Inc.
1000 Louisiana, Suite 5800
Houston, Texas 77002-5050
Attn: Accounts Payable-Electric

Payment Terms:

On or before ten (10) days after receipt of Seller's statement or if such day is not a business day, the immediately preceding business day, Buyer shall render to seller by electronic funds transfer (wire transfer or ACH), the amount set forth on such statement. If Buyer fails to pay all of the amount of any statement when that amount becomes due, Buyer shall pay Seller a late charge on the unpaid balance that shall accrue on each calendar day from the due date at the Interest Rate. "Interest Rate" means the lesser of (i) Prime Rate plus two percent and (ii) the maximum lawful rate permitted by applicable law.

Damages for Non Performance:

The Parties' sole remedies for failure to perform in accordance with the terms of this Transaction shall be as follows: if this Transaction is firm, performance is excused only if rendered impossible by an event of force majeure, as defined below. If Seller fails to deliver power and/or capacity in accordance with the terms herein, and such failure is not excused, Seller shall be liable to Buyer for the positive difference, if any, between Buyer's reasonably-incurred cost of replacing the power and/or capacity Seller failed to deliver and the Contract Price stated herein. If Buyer fails to take power and/or capacity in accordance with the terms herein, and such failure is not excused, Buyer shall be liable to Seller for the positive difference, if any, between the Contract Price stated herein for the power and/or capacity Buyer failed to take and the amount for which Seller, using commercially reasonable efforts to mitigate damages, is able to resell the power and/or capacity Buyer failed to take. If the transaction is non-firm or interruptible, either Party may interrupt deliveries or receipts hereunder without penalty. Both Parties hereby stipulate that such liquidated damages are reasonable in light of the anticipated harm and the difficulty of estimation or calculation of actual damages and each Party hereby waives the right to contest such damages as an unreasonable penalty. Neither Party shall be liable to the other for any consequential, incidental, punitive or special damages for failure to deliver or receive power in accordance with the terms of this Transaction.

Force Majeure:

In the event either Party is rendered unable, by an event of force majeure, to carry out wholly or in part its obligations under a Transaction and such Party gives notice and full particulars of such event of force majeure to the other Party as soon as practicable after the occurrence of the event relied on, then the obligations of the Party affected by such event of force majeure pursuant to such Transaction, other than the obligation to make payments then due or becoming due hereunder, shall be suspended from the inception and throughout the period of continuance of any such inability so caused, but for no longer period, and such event of force majeure shall, so far as practicable, be remedied with all reasonable dispatch. The term "force majeure" means any cause the Party claiming force majeure (the "Claiming Party") was unable, in the exercise of due diligence and in the observance of the applicable operating policies, criteria and/or guidelines of the North American Reliability Council and any regional or subregional requirement, to avoid and which is beyond the control, and without the fault or negligence, of the Claiming Party. Force majeure includes, but is not restricted to flood; earthquake; tornado; storm; fire; civil disturbance or disobedience; labor dispute; labor shortage; sabotage; action or restraint by court order or public or governmental authority (so long as the Claiming Party has not applied for or assisted in the application for, and has opposed where and to the extent reasonable, such government action). Nothing contained herein shall be construed to require a Claiming Party to settle any strike or labor dispute. In a firm Transaction, interruption by a transmitting utility shall not be deemed to be an event of force majeure unless (i) the Party contracting with such transmitting utility shall have made arrangement with such transmitting utility for the firm transmission of the Power to be purchased and sold hereunder and (ii) such interruption is due to an event of force majeure (or similar occurrence) as defined under the transmitting utility's tariff.

Taxes:

(1) Expenses: Seller shall be responsible for any costs or charges imposed on or associated with the delivery of the Contract Quantity, including control area services, inadvertent power flows, penalties or similar charges imposed by the transmission provider, transmission losses and charges relating to the transmission of the Contract Quantity, up to the Delivery Point. Buyer shall be responsible for any costs or charges imposed on or associated with the Contact Quantity, including control area services, inadvertent power flows, penalties or similar charges imposed by the transmission provider, transmission losses and loss charges relating to the transmission of the Contract Quantity, at and from the Delivery Point.

                             [ILLINOVA LETTERHEAD]



April 5, 1999

Mr. Joel Dickson
Vice President of Customer Service
and Operations Support
Southern California Water Company
630 E. Foothill Blvd.
San Dimas, CA 91773

Dear Mr. Dickson:

This letter constitutes an Agreement ("Agreement") between ILLINOVA ENERGY PARTNERS, INC, ("IEPI"), a Delaware corporation, and the Southern California Water Company (SCWC) and its Bear Valley Electric Division (BEAR VALLEY). IEPI and SCWC are each sometimes referred to herein as "Party" and are collectively referred to as "Parties." The purpose of this Agreement is to enable a Party to purchase, sell or exchange capacity, energy, and/or other services (a "Transaction") from, to, or with the other Party in accordance with the terms and conditions provided herein. This Agreement is not intended to obligate either Party to purchase, sell or exchange any amount of such capacity, energy, and/or other services from, to or with the other Party except as provided herein.


                              Terms and Conditions

1.      Term of Agreement

        This Agreement shall become effective upon execution by both Parties and commence on May 1, 1999, and shall remain in effect until April 30, 2002; provided, however, that this Agreement shall remain in effect as to any Transaction agreed upon by the Parties prior to termination until the completion of and final payment for such Transaction.

2. Availability for Purchase, Sale or Exchange of Capacity, Energy and/or Other Services

        a. IEPI shall provide services under this section pursuant to the terms and conditions of the Scheduling Coordination and Real-Time Services Agreement between IEPI and SCWC, dated April 5, 1999.

Mr. Joel Dickson
April 5, 1999
Page 2



3.      Compensation for Capacity, Energy and/or Other Services


        The compensation to be paid with respect to a Transaction hereunder shall be as specified in the agreement entered into pursuant to Section 2(b) or Section 2(c); provided, however, that the compensation for a sale of capacity, energy and/or other services by IEPI shall be pursuant to IEPI's then current FERC Electric Rate Schedule. IEPI's current schedule, Schedule No. 1, is attached hereto as Exhibit A and made a part hereof. Such Schedule may be amended from time to time.

4.      Reliability

        Both IEPI and SCWC shall comply with the operation and scheduling guidelines specified by the North American Electric Reliability Council and the Western Systems Coordinating Council.

5.      Billing and Payment

        a. All power Transactions hereunder shall be accounted for on the basis of scheduled hourly quantities. Each Party shall maintain records of hourly schedules for accounting and operating purposes. The billing period for Transactions hereunder shall be one (1) calendar month.

        b. A bill shall be submitted within approximately ten (10) days following the last day of each month covering Transactions during that month. Payment shall be due within twenty (20) days of the date the bill was received. Payment shall be made by electronic wire transfer to the address set forth in this
                Section 5.

        c. Amounts not paid on or before the due date shall accrue interest at one and one half percent (1 1/2%) per month or the maximum rate permitted by law, whichever is less, from the due date until payment is made.

        d. In the event any portion of a bill is in dispute, the disputed amount shall be paid under protest when due. The dispute shall be discussed and resolved by the Authorized Representatives, who shall use their best efforts to amicably and promptly resolve the dispute. Upon determination of the correct billing amount, the proper adjustment shall be paid or refunded promptly with interest accrued in accordance with Section 5(c) and computed from the date payment was received to the date the adjustment is made.

Mr. Joel Dickson
April 5, 1999
Page 3




        e.      All billings to SCWC shall be sent to:


                Mr. Raymond P. Juels
                Manager of Energy Resources
                Southern California Water Company
                630 E. Foothill Blvd.
                San Dimas, CA 91773


                or to such address as SCWC may specify by written notice given as provided herein.

         f. All payments to IEPI greater than $50,000 shall be by wire transfer to:

                American National Bank
                2000 South Naperville Road
                Wheaton, IL 60187
                ABA#: 071000770
                Account#: 1818-0752
                For Illinova Energy Partners

                All payments to IEPI less than $50,000 may be made by check to:

                Illinova Power Marketing, Inc.
                Attention: Jennifer Hughey, Controller
                6955 Union Park Center, Suite 300
                Midvale, Utah 84047

                or to such other address as IEPI may specify by written notice given as provided herein.


6.      Authorized Representatives

        Within thirty (30) days after execution of this Agreement, each Party shall designate in writing its Authorized Representative(s) for purposes of this Agreement. Either Party may, by written notice to the other given as provided herein, change its Authorized Representative(s).

Mr. Joel Dickson
April 5, 1999
Page 4


7.      Tax Liability

        All transactions are subject to any applicable sales, use, franchise, excise, ad valorem or other similar tax. Receipt of satisfactory evidence of exemption is required to avoid any applicable taxation.

8.      Notices

        All written notices under this Agreement (except bills given pursuant to Section 5) shall be deemed effective upon receipt if delivered in person or sent by facsimile, express courier, or registered or certified mail, postage prepaid, to the address specified below:

        If to IEPI:

        Illinova Power Marketing, Inc. Attention: Jennifer Hughey, Controller 6955 Union Park Center, Suite 300 Midvale, Utah 84047 Fax No.: (801) 568-2104

        If to SCWC:

        Mr. Raymond P. Juels
        Manager of Energy Resources
        Southern California Water Company
        630 E. Foothill Blvd.
        San Dimas, CA 91773

        A Party may, by notice given as provided in this Section, change the address to which notice is to be given.

9.      Necessary Authorizations

        Each Party represents that it has the necessary corporate and/or legal authority to enter into this Agreement and to perform each and every duty and obligation imposed herein, and that this Agreement constitutes a valid, binding and enforceable obligation of such Party. Each individual affixing a signature to this Agreement represents and warrants that he or she has been duly authorized to execute this Agreement on behalf of the Party he or she represents.

Mr. Joel Dickson
April 5, 1999
Page 5


10.     Indemnification

        Each Party agrees to protect, indemnify and hold harmless the other Party, its directors, officers, employees and agents, against and from any and all losses, claims, actions, suits and proceedings (including attorneys fees and costs) for or on account of injury to or death of persons or damage to property resulting from or arising out of the indemnifying Party's actions or facilities, excepting only such injury, death, or damage as may be caused by the fault or negligence of the other Party, its directors, officers, employees, or agents. This Section 10 is not intended to impose on a Party an obligation to protect, indemnify and defend the other Party with respect to injury or death of persons or damage to property, resulting from or arising out of the fault or negligence of entities or persons other than a Party, its directors, officers, employees or agents.

11.     Uncontrollable Forces

        Neither Party shall be considered to be in default in the performance of any obligations under this Agreement (other than obligations to pay bills) when and to the extent such failure of performance shall be due to any uncontrollable force. The term "uncontrollable force" shall mean any cause beyond the control of the Party affected, including but not restricted to, failure or threat of failure of facilities, flood, earthquake, geohydraulic subsidence, tornado, storm, fire, or other catastrophe, civil disobedience, labor dispute, or sabotage, restraint by court order or public authority (whether valid or invalid), and action or non-action by or inability to obtain or maintain the necessary authorizations or approvals from any governmental agency or authority. An "uncontrollable force" must be a cause which by exercise of due diligence the affected Party could not reasonably have been expected to avoid and which by exercise of due diligence it shall not be able to overcome. The failure to perform for any reason of any supplier of capacity, energy or other services to IEPI shall constitute an uncontrollable force affecting IEPI and entitling IEPI to relief under this Section 11. No Party shall, however, be relieved of liability for failure of performance if such failure is due to causes arising out of its own negligence or due to removable or remediable causes which it fails to remove or remedy within a reasonable time period.
        Nothing contained herein shall be construed so as to require a Party to settle any strike or labor dispute in which it may be involved. A Party rendered unable to fulfill any of its obligations under this Agreement by reason of uncontrollable force shall give prompt written notice of such fact to the other Party and shall exercise due diligence to remove such inability with all reasonable dispatch.

Mr. Joel Dickson
April 5, 1999
Page 6






12.     Audit Rights

        Upon prior notice, SCWC shall have the right to designate its own employee representative(s) or its contracted representative(s) with a certified public accounting firm who shall have the right to examine those accounts, books, records, or supporting documentation to verify the accuracy of any statement, charge, computation or demand made under or pursuant to any agreement and related capacity, energy, transmission or other electric services agreements. Any such audit(s) shall be at the auditing Parry's expense and undertaken at responsible times and in conformance with generally accepted auditing standards. The IEPI agrees to fully cooperate with any such audit(s).

        The right to audit shall extend during the length of any agreement and for a period of not more than one (1) year following the month in which services were performed. The Parties shall retain all necessary records and documentation for the entire length of this audit period.

13.     Control and Payment of Subordinates

        SCWC retains IEPI on an independent contractor basis and not as an employee. The personnel performing the services contemplated by this agreement on behalf of SCWC shall at all times be under IEPI's exclusive direction and control and are not employees of SCWC. IEPI shall pay all wages, salaries, and other amounts due such personnel in connection with their performance of services under any agreement and as required by law. IEPI shall be responsible for all reports and obligations regarding such personnel including, but not limited to: social security taxes, income tax withholding, unemployment insurance, and worker's compensation insurance.

14.     Fair Employment

        Parties agree not to unlawfully discriminate in its employment practices against any employee, applicant for employment, or group of people on the basis of race, religion, color, sex, age, physical condition or national origin.


15.     Assignment

        No transfer or assignment of all or any part of this Agreement or of any rights, benefits, or duties hereunder by any Party shall be effective without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, that this Section 15 shall not apply to interests which arise by reason of security agreements

Mr. Joel Dickson
April 5, 1999
Page 7



        heretofore granted or executed by a Party, or to an assignment to the successor of a Party by merger or corporate reorganization.

16.     No Dedication of Facilities

        Any undertaking by one Party under any provisions of this Agreement shall not constitute the dedication of the system or any portion thereof of such Party to the public or to the other Party or any other person or entity, and it is understood and agreed that any such undertaking by either Party shall cease upon the termination of such Party's obligations under this Agreement.

17.     Choice of Laws

        This Agreement shall be governed by and construed in accordance with the laws of the State of California, except to the extent preempted by the Federal Power Act and the rules and regulations of the FERC.

18.     Binding Effect

        The terms and provisions of this Agreement, and the respective rights and obligations hereunder of each Party, shall be binding upon, and inure to the benefits of, its successors and permitted assigns.

19.     Non-Waiver of Defaults

        No waiver by either Party of any default of the other Party under this Agreement shall operate as a waiver of a future default, whether of alike or different character.

20.     Written Amendments

        No modification of the terms and provisions of this Agreement shall be or become effective except by written amendment executed by the Parties.

21.     Severability

        Should any provision of this Agreement for any reason be declared invalid or unenforceable by final and applicable order of any court or regulatory body having jurisdiction, such decision shall not affect the validity of the remaining portions, and the remaining portions shall remain in force and effect as if this Agreement had been executed without the invalid

Mr. Joel Dickson
April 5, 1999
Page 8


        portion. This Agreement is subject to review by the California Public Utilities Commission "CPUC". The Agreement may be terminated if disapproved by the CPUC; however, SCWC shall be liable for any economic damages to IEPI with respect to any power transactions made under this Agreement with IEPI.

22.     Survival

        Any provision(s) of this Agreement that expressly or by implication comes into or remains in force following the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.

        If the foregoing terms are acceptable to SCWC, please sign and return one copy of this Agreement. The remaining copy is for your files.


        Sincerely,


        /s/ MARK V. ALLEN
        ----------------------------
        Mark V. Allen
        Director, Regional Marketing
        Illinova Energy Partners, Inc.


        Accepted as of this 5 day of April, 1999 for:

        The Southern California Water Company

        /s/ JOEL DICKSON
        ----------------------------
        By: Mr. Joel Dickson
        Title: Vice President of Customer Service and Operations Support

                                   EXHIBIT A

                         ILLINOVA ENERGY PARTNERS, INC.
                               FERC TARIFF NO. 1


1. Availability: Illinova Energy Partners, Inc. ("IEPI") makes electric energy and capacity available for resale under this Rate Schedule to any purchaser.

2. Applicability: This schedule is applicable to all sales of energy or capacity by IEPI not otherwise subject to a particular rate schedule of IEPI.

3. Rates: All sales shall be made at rates established by agreement between the purchaser and IEPI.

4. Other Terms and Conditions: All other terms and conditions shall be established by agreement between the purchaser and IEPI.

5. Affiliate Sales and Purchases Prohibited: No sale or purchase may be made pursuant to this Rate Schedule to or from any IEPI affiliate.

6.      Effective Date: This Rate Schedule is effective on and after May 20,
        1995.

                             [ILLINOVA LETTERHEAD]


April 7, 1999

Mr. Joel Dickson
Vice President of Customer Service
and Operations Support
Southern California Water Company
630 E. Foothill Blvd.
San Dimas, CA 91773

RE: SCHEDULING COORDINATION & REAL-TIME SERVICES AGREEMENT

Dear Mr. Dickson:

This agreement for Scheduling Coordination & Real-Time Services (Agreement) sets forth the rates, terms and conditions under which Illinova Energy Partners, Inc. (Illinova) agrees to provide twenty four (24) hour real-time services and Schedule Coordination to Southern California Water Company for its Division Bear Valley Electric Services (Customer). Illinova and Customer are hereinafter collectively referred to as "Parties" or individually as "Parry", and hereby agree as follows:

1. TERM AND EFFECTIVE DATE

This Agreement shall become effective on Hour Ending 0100 (Pacific Prevailing
Time) May 1, 1999, and shall remain in force and effect until April 30, 2002.

2. SERVICES TO BE PROVIDED BY ILLINOVA

Illinova will provide the following hourly services for Customer:

                Illinova shall act as Scheduling Coordinator, in accordance with the requirements of the California Independent System Operator ("ISO") tariff, for Customer's loads at associated take-out points.

                Develop Customer's pre-schedules based on load forecasts or load profiles provided by Customer, or Illinova under a separate Daily Purchasing Agreement dated April 7, 1999, or any applicable Utility Distribution Company ("UDC").

                Coordinate pre-schedules with any applicable UDC, Independent System Operator ("ISO"), Power Exchange ("PX") and/or other suppliers.

                Maintain Customer's schedules every hour. Each transaction will describe the delivery of power from a supplying party's control area (the generator), through all intermediate Purchase Sale Entities, to a receiving party's control area (load). A full path must be included detailing all entities that take title to the energy and all transmission paths.

SCWC/Illinova Scheduling Coordination Contract                      CONFIDENTIAL



          Monitor schedules in effect during the term of the Agreement twenty-four (24) hours per day.

          Confirm scheduled transactions as required. It is anticipated that schedules will be confirmed on a pre-scheduled basis within twenty-four (24) hours prior to the transaction. Illinova shall confirm schedule start and stop times with each entity Customer is purchasing from and delivering to.

          If conditions require a modification to a pre-scheduled transaction, Illinova will, as directed, make sales and purchase decisions for Customer on a best effort basis to minimize losses, scheduling inconsistencies, and imbalances. In the event that such a service is requested Illinova will not be held liable for any losses that may be incurred due to its marketing decisions.

          Provide Customer an hourly accounting of each day's transactions, including any changes to pre-scheduled transactions.

          Use reasonable efforts to resolve any discrepancies with other parties.

3.      SERVICES PROVIDED BY CUSTOMER

          Customer shall furnish Illinova, in a timely manner, with all information necessary for Illinova to carry out its responsibilities as Scheduling Coordinator in accordance with the ISO tariff, and shall carry out all directives from Illinova in performance of its role as Scheduling Coordinator in accordance with the ISO tariff.

          If required by Illinova, Customer shall acquire and maintain, throughout the term of this agreement, a form and amount of credit protection acceptable to Illinova, not to exceed $3,000,000, for the performance of this Agreement. This will include any additional charges by Illinova to maintain credit for Customer schedules with the ISO.

  By 3:00 PM (Pacific Time) on every normal work day observed by both parties, Customer, or Illinova as Customer representative under separate Daily Energy Purchasing Agreement dated April 7, 1999, shall provide Illinova with an hourly listing of all changes to standard pre-scheduled transactions for the following day or days.

         Provide Illinova with a twenty-four (24) hour emergency contact and pager number.

SCWC/Illinova Scheduling Coordination Contract                      CONFIDENTIAL



4.      CHARGES

The charge for the services described above will be billed according to the following


4.1     Illinova Charges

        1.      Initial setup charge (one time): $7,000.00
                Due and payable upon execution of this Agreement

        2.      Monthly Base Fee:                $2,500.00

        3.      Customer shall pay a Monthly Variable Fee equal to:

                Monthly Variable Fee:            $0.35/MWH

        4.      Monthly Administration and Billing Charge; $500.00

        5.      Illinova Re-marketing fee:        $0.15/MWH

4.2     Imbalance Fees, Penalties, and Re-marketing

        If Customer's actual energy usage exceeds the forecasted amount, Customer shall receive the ex-post price for this excess energy, and if such situation is expected to exist for any length of time, and Illinova can re-market this excess energy to other Scheduling Coordinators or counter-parties, Illinova will inform Customer of such an opportunity, and upon Customer concurrence, Illinova will re-market said excess. Customer will pay Illinova, the Energy Re-Marketing Fee listed above, for energy re-marketed. Customer shall also be responsible for any additional penalties or imbalance charges imposed by the ISO for imbalances due to Customer's energy usage deviating from the actual monthly energy amount defined by the forecast.

4.3     Pass-Through Costs

        Unless specified under a separate power transaction between Customer and IEP, Customer shall be responsible for, and shall pay Illinova or any other provider of the service as applicable, for all charges imposed by the ISO, Automated Power Exchange (APX) and the California Power Exchange ("PX") in connection with the service provided under this Agreement, including but not limited to, charges for transmission (including Grid Management Charges, Grid Operations Charges, Ancillary Services Charges, Imbalance Energy Charges, Usage Charges, Wheeling Access Charges, Voltage Support and Black Start Charges, and Reliability Must-Run Charges, Losses, or Taxes imposed by the ISO), distribution, ancillary services (including costs for ancillary services purchased by Illinova from third parties for purpose of this Agreement), access charges, PX administration charges, whether such charges are billed directly to Customer or are billed to Illinova; provided, that Illinova shall be responsible for payment to the ISO of any imbalance charges as imposed by the ISO as a result of Illinova's failure to deliver energy to the ISO provided to Illinova by Customer. Any such imbalance charge for which Illinova is responsible shall be based on the difference between (i) the total energy scheduled by

SCWC/Illinova Scheduling Coordination Contract                      CONFIDENTIAL

        Illinova to, and received by, the ISO and (ii) Illinova's total customer load within the Zone or Take-Out Points, as defined in the ISO tariff, where such imbalances occur. Where charges are billed to Illinova by the ISO, or PX in respect of service provided to Customer under this Agreement and to other scheduling clients, Illinova shall make appropriate allocations of such billed amounts to all scheduling clients inclusive of Customer.

4.4     Losses

        Illinova shall bill Customer for energy losses provided in accordance with delivery of Customer energy under this Agreement based on the hourly registrations of energy on the meters installed at the Customer Direct Access Account interconnection points, increased by the corresponding percentage points to account for losses between the interconnection point or points at which Illinova delivers or schedules Customer supplied energy deliveries to the ISO Controlled Grid and the Customer interconnection points. If the amount of energy scheduled or delivered by Illinova to the interconnection point or points on the ISO Controlled Grid does not equal the amount of energy registered on the meters at the Customer interconnection points plus the appropriate loss factor in an hour, the variance shall be reconciled and billed in accordance with Sections 7 of this Agreement.

7.      PAYMENT

Illinova will submit its invoices to Customer on a monthly basis. All billings to Customer will be sent to:

                Mr. Raymond P. Juels
                Southern California Water Company
                630 E. Foothill Blvd.
                San Dimas, CA 91773

or to such address as Customer may specify by written notice given as provided herein.

IEP and SCWC will develop an acceptable invoicing format and include quarterly fuel mix for supply, as can be determined with suppliers. Invoices should include line items to clearly identify charges herein.

Invoices submitted by Illinova to Customer shall be due and payable 20 days after the date of the invoice. Customer agrees to pay interest at the rate of 1.5% per month, or the maximum rate as permitted by law, on any invoiced amounts which are not paid on or before the due date, until the date of payment.


 Payments to Illinova shall be mailed to:           Payments over $50,000 shall be wired to:
 Illinova Energy Partners, Inc.                     American National Bank
 6955 Union Park Center, Suite 300                  2000 South Naperville Road
 Midvale, UT 84047                                  Wheaton, IL 60187
 Attn: Jennifer Hughey                              ABA #: 071000770
                                                    Account #: 1818-0752
                                                    For Illinova Energy Partners account

SCWC/Illinova Scheduling Coordination Contract                      CONFIDENTIAL


Illinova hereby represents that its bills will be based upon some estimated amounts. For example, ISO charges will be billed to Scheduling Coordinators, such as Illinova, on a quarterly basis. Accordingly, Illinova shall bill, or credit, for any adjustments to past billings for estimated amounts being reconciled with actual amounts.

All correspondence with regard to payment shall be made to the same address.

8. METERING & COMMUNICATION

Customer shall be responsible for the cost of establishing and maintaining communication equipment necessary to conduct the scheduling coordination services for energy management pursuant to this agreement. Such costs shall include meters, monthly communication & maintenance costs and other necessary equipment. Such costs shall be discussed and agreed to before they are actually incurred.

9. AUDIT

Either Party, at its own expense, shall have the right, at all reasonable times, to review and audit the books, records, documents of the other Party, directly pertaining to the billing and power delivery data required to administer this Agreement. The foregoing shall not be construed to permit either Party to conduct a general audit of the other Party's records. Information obtained by either Party's representatives in examining the other Party's applicable records to verify such billings and power delivery data shall not be disclosed to third parties without prior written consent of the audited Party, or unless in response to compulsory judicial or regulatory processes and after giving the other Party as much advance written notice as possible, with such time not to be less than (15) days. The right to audit shall extend for a period of one (1) year following the date of each payment. It will be incumbent upon the Parties to retain all necessary records and documentation during this audit period.

10. FORCE MAJEURE

Neither Party shall be liable for any delay or failure in performance of any part of this Agreement (other than obligations to pay money) from any cause beyond its reasonable control, including but not limited to flood, fire, lightning, epidemic, quarantine restriction, war, sabotage, act of a public enemy whether foreign or domestic, earthquake, insurrection, riot, civil disturbance, strike, work stoppage caused by jurisdictional or similar disputes, restraint by court order or public authority, action or non-action by or inability to obtain necessary authorization or approval from any governmental authority, or failure or inability of the ISO or the UDC to accept energy from Illinova or to deliver energy to Customer in amounts received from Illinova, or any combination of these causes, whether affecting the Party or the Party's suppliers, which by the exercise of due diligence and foresight such Party could not reasonably have been expected to avoid and which by the exercise of due diligence the Party has been unable to overcome. The Party claiming a force majeure condition shall give the other Party such notice of the condition as is reasonable under the circumstances. Upon notice of the force majeure condition being provided, the obligations of the Party invoking the force majeure, to the extent they are affected by the force majeure condition, shall be suspended during the continuation of such condition and

SCWC/Illinova Scheduling Coordination Contract                      CONFIDENTIAL




shall, so far as is possible, be remedied with all reasonable dispatch.

11. INDEMNIFICATION

11.1 To the fullest extent permitted by law, and subject to the limitations set forth in Section 21, "Limitation of Liability to Amount of Direct Damages", of this Agreement, each Party (the "Indemnifying Party") shall indemnify and hold harmless the other Party, its parent company or companies and affiliates, and their shareholders, officers, directors, employees, agents, servants, and assigns (collectively, the "Indemnified Party"), and at the Indemnified Party's option, the Indemnifying Party shall defend the Indemnified Party from and against any and all claims and liabilities for losses, expenses, damage to property, injury to or death of any person, including, but not limited to, the Indemnified Party's employees and its parent company's and affiliates' employees, subcontractors and subcontractors' employees, or any other liability incurred by the Indemnified Party, which shall include reasonable attorney fees, caused wholly or in part by any negligent, grossly negligent or willful act or omission by the Indemnifying Party, its officers, directors, employees, agents or assigns arising out of this Agreement, except to the extent such claim, liability, loss, expense, damage to property, injury or death is caused by any negligent, grossly negligent or willful act or omission of the Indemnified Party.

11.2 If any claim covered by Section 11.1 is brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in, and unless in the opinion of counsel for the Indemnified Party a conflict of interest between the Parties may exist with respect to such claim, assume the defense of such claim, with counsel reasonably acceptable to the Indemnified Party. Even if the Indemnifying Party assumes the defense of the Indemnified Party pursuant to this subsection b, the Indemnified Party, at its sole option, may participate in the defense, at its own expense, with counsel of its own choice without relieving the Indemnifying Party of any of its obligations hereunder.

11.3 The Indemnifying Party's obligation to indemnify under this Section 10 shall survive termination of this Agreement, and shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Indemnifying Party under any statutory scheme, including, without limitation, under any worker's compensation acts, disability benefit acts or other employee benefit acts.


12. GOVERNING LAW

This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of California, and shall exclude any choice of law rules that direct the application of the laws of another jurisdiction, irrespective of the place or places of execution or of the order in which signatures of the parties are affixed or of the place or places of performance; provided, that any provision of this Agreement that is subject to the jurisdiction of the Federal Energy Regulatory Commission ("FERC") shall be governed by, and interpreted and construed in

SCWC/Illinova Scheduling Coordination Contract                      CONFIDENTIAL





accordance with, the regulations of the FERC and such other laws of the United States as are applicable to that provision.

13. AMENDMENT

This Agreement may be modified only upon mutual written agreement of the Parties.

14. WAIVER

Any waiver at any time by either Party with respect to any of its rights under this Agreement or the failure of a Party to insist on the performance by the other Party of an obligation under this Agreement shall not be deemed an amendment or modification of this Agreement and shall not be deemed a waiver of such right, or acquiescence to non-performance of such obligation, during the remainder of the term of this Agreement.

15. PROPRIETARY INFORMATION

Illinova considers pricing information contained in this Agreement to be proprietary and confidential. Disclosure of any pricing information contained in this Agreement shall require the prior written consent of Illinova. Customer considers all information provided to Illinova under Section 3 of this Agreement and all information that Illinova obtains in carrying out the services described in Section 2 of this Agreement to be proprietary and confidential. Disclosure or use of any of the aforementioned information contained in this Agreement other than to carry out the services outlined in Section 2 of this Agreement shall require the prior written consent of Customer.

16. ASSIGNMENT AND DELEGATION

       16.1 Neither Party shall assign any of its rights or obligations under this Agreement except with the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. No assignment of any right or obligation under this Agreement shall relieve the assigning Party of any of its obligations under this Agreement until such obligations have been assumed in writing by the assignee. When duly assigned in accordance with the preceding two sentences, any obligation so assigned shall be binding upon the assignees, and the assignor shall be relieved of its rights and obligations that have been duly assigned. Any assignment in violation of this Section 16.1 shall be void.

       16.2 Notwithstanding the provisions of subsection 16.1, either Party may delegate any of its duties under this Agreement to an agent or subcontractor, provided that the delegating Party shall remain fully responsible for performance of any delegated duties, shall serve as the point of contact between the delegatee and the other Party, and shall provide the other Party with 30 days prior written notice of any such delegation, which notice shall contain such information about the delegatee as the other Party shall reasonably require.

SCWC/Illinova Scheduling Coordination Contract                      CONFIDENTIAL


17. AUTHORITY TO EXECUTE AGREEMENT

Each Party acknowledges that it has read this Agreement and that the Party fully understands its rights and obligations under this Agreement. Each Party further acknowledges that it has had an opportunity to consult with an attorney of its own choosing to explain the terms of this Agreement and the consequences of signing it.

Each Party represents and warrants (i) that it has the full power and authority to execute and deliver this Agreement and to perform its terms, (ii) that execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate or other action by such Party, and do not conflict with the Party's articles of incorporation or by-laws, or cause a default under any contract or other agreement to which such Party is subject, and (iii) that this Agreement constitutes such Party's legal, valid and binding obligation and is enforceable against such Party in accordance with its terms. Each person executing this Agreement for a Party represents and warrants that he or she has the authority to bind the Party on whose behalf he or she is executing this Agreement.

18. CONSTRUCTION SHALL NOT BE FOR OR AGAINST DRAFTER

No provision of this Agreement shall be construed or interpreted for or against any Party because that Party drafted or caused its legal representative to draft the provision.

19. DISPUTE RESOLUTION PROCEDURES

Any dispute between the Parties concerning the provisions, interpretation or implementation of this Agreement which remains unresolved for a period of six months shall, upon written notice given by one Party to the other Party, be forwarded to Customer's Chief Financial Officer and to Illinova's Vice President of the Western Region ("Executive" or "Executives"), who shall meet within 30 days following the date of the notice, or at such other time as agreed upon by the Executives, to discuss and attempt to resolve the dispute. Any resolution agreed upon by the Executives shall be binding upon the Parties. A resolution reached by the Executives shall not be effective until set forth in a writing signed by both Executives. If the Executives cannot resolve the dispute within 30 days following their initial meeting either Party may pursue any remedy available to the Party at law, in equity or under this Agreement to resolve the dispute. If the title of either Executive position referred to in this Section 19 is eliminated or changed, or if this Agreement is assigned pursuant to
Section 16, the Party subject to the change, or the assignee of such Party, shall substitute a comparable executive for the purpose of this Section 19 and shall promptly notify the other Party in writing.

Each Party shall bear its own attorney fees and other costs incurred in connection with any dispute, except as otherwise (i) agreed by the Parties in the resolution of the dispute, (ii) ordered

SCWC/Illinova Scheduling Coordination Contract                      CONFIDENTIAL

by a court or administrative agency of competent jurisdiction, or (iii) determined by the arbitrator or other neutral in any alternative dispute resolution process used by the Parties, in accordance with the rules and procedures adopted and agreed to by the Parties for purposes of that process.

20. ENTIRE AGREEMENT

This Agreement, including all attachments hereto and agreements contemplated herein, constitutes the entire agreement and understanding between the Parties as to the subject matter of this Agreement, and merges and supersedes all prior oral or written agreements, understandings, commitments, representations and discussions between the Parties. The Agreement may be amended, modified or supplemented only in accordance with Section 13 or Section 16 of this Agreement.

21. LIMITATION OF LIABILITY TO AMOUNT OF DIRECT DAMAGES

Each Party's liability to the other Party for any loss, cost, claim, injury, liability or expense, including any reasonable attorney fees to which the other Patty is entitled, relating to or arising from an act or omission in the Party's performance of this Agreement, shall be limited to the amount of direct damage actually incurred. In no event shall either Party be liable to the other Party for any indirect, special, consequential or punitive damages of any kind whatsoever, whether in contract, tort or strict liability.

22. LIMITATION ON TIME TO MAKE CLAIMS

With the exception of claims for indemnity under Section 11, "Indemnification", of this Agreement, no claims may be made under this Agreement, or submitted to dispute resolution pursuant to Section 19, "Dispute Resolution Procedures", of this Agreement, more than three years after the date the claim accrued. The Parties agree that failure to make any claim falling within the scope of this
Section 22 within three years shall bar any cause of action. Provided, however, that claims for indemnity under Section 11, "Indemnification", of this Agreement shall not be limited by the three year limitation of this Section, but shall be governed by the applicable statue of limitations.

23. NOTICES AND DEMANDS

Unless another means of notice is expressly provided for in another Section of this Agreement, all notices and demands given or made by a Party under this Agreement shall be sent by the sending Party by facsimile with a copy sent, by United States Mail, to the designated recipient of the receiving Party at the addresses set forth below.

 If to SCWC:
        Southern California Water Company
        630 E. Foothill Blvd.
        San Dimas, CA 91773

SCWC/Illinova Scheduling Coordination Contract                      CONFIDENTIAL



         Attention: Mr. Raymond P. Juels

if to Illinova:

         Illinova Power Marketing, Inc.
         Attention: Jennifer Hughey, Controller
         Union Park Center, Suite 300
         Midvale, Utah 84047
         Fax No.: (801) 568-2104

A Party may, by notice to the other Party provided in accordance with this Section, change the name of designated recipient, address, and facsimile number to which notices and demands shall thereafter be sent. Any notice provided pursuant to this Section shall be effective upon confirmation of receipt of the sending party's facsimile, if between the hours of 8:00 A.M. and 4:00 P.M. Pacific Time, and at 8:00 A.M. Pacific Time on the next business day if at any other time.

24. REMEDIES CUMULATIVE

Except as expressly provided otherwise in this Agreement, all remedies in this Agreement, including the right of termination, are cumulative, and use of any remedy shall not preclude any other remedy in this Agreement.

25. SECTION HEADINGS

The headings placed at the start of each Section of this Agreement are solely for the convenience of reference of the Parties, are not and shall not be deemed to be a part of this Agreement, shall in no way define, modify, or restrict any of the terms or provisions of this Agreement, and shall not be used in any manner in the interpretation or construction of this Agreement.

26. TAXES

Unless expressly provided otherwise in the Section or Sections of this Agreement establishing charges, the charge or charges specified in this Agreement for services and products provided hereunder do not include any amounts in respect of any State or local taxes that are assessed, imposed or owing as a function of the revenues, billings, purchase price, deliveries or usage under this Agreement. Illinova shall add the amount of any such taxes that are applicable to services or products for which Illinova is rendering an invoice to Customer to the amount of the billing stated on such invoice, with such amount to be calculated at the applicable rate or rates of tax. Customer shall be responsible for payment of any such taxes, and for the filing of returns, with respect to any tax not added to Customer's invoice by Illinova. Customer shall also be responsible to pay any penalties, interest or other charges resulting from Customer's failure to timely pay any such tax, or resulting from Illinova's failure to timely pay any such tax due to Customer's failure to timely provide Illinova with information necessary to determine or compute such tax or file a return.

SCWC/Illinova Scheduling Coordination Contract                      CONFIDENTIAL




27. THIRD-PARTY BENEFICIARIES

The provisions of this Agreement are for the benefit of the Parties and not for any other person or third party beneficiary. The provisions of this Agreement shall not impart rights enforceable by any person, firm or organization other than a Party, or a successor or assignee of a Party, to this Agreement.

28.  SEVERABILITY

Should any provision of this Agreement for any reason be declared invalid or unenforceable by final and applicable order of any court or regulatory body having jurisdiction, such decision shall not affect the validity of the remaining portions, and the remaining portions shall remain in force and effect as if this Agreement had been executed without the invalid portion. This Agreement is subject to review by the California Public Utilities Commission "CPUC". The Agreement may be terminated if disapproved by the CPUC; however, SCWC shall be liable for any economic damages to IEP with respect to any power transactions made or service costs incurred under this Agreement with IEP.

29. TIME OF ESSENCE

The Parties agree that time is of the essence for all portions of this Agreement.

If the above accurately reflects your understanding of the agreement reached by representatives of Illinova and Customer, please so indicate by signing both originals of this Agreement in the space provided below and return one fully executed original to me.

Sincerely

/s/ MARK V. ALLEN
Mark V. Allen
Director, Regional Marketing
California & Desert Southwest

Accepted as of this 16th day of April, 1999, for Southern California Water
Company

/s/ JOEL DICKSON
--------------------------------
Mr. Joel Dickson
Vice President of Customer & Support Services

                             [ILLINOVA LETTERHEAD]
May 13, 1999


Mr. Joel Dickson
Vice President of Customer Service and Operations Support
Southern California Water Company
630 E. Foothill Blvd.
San Dimas, CA 91773

RE: SCHEDULING COORDINATION & REAL-TIME SERVICES AGREEMENT -METERING & COMMUNICATIONS

Dear Mr. Dickson:

This represents an amendment to the Scheduling Coordination & Real-Time Services (Agreement) between Illinova Energy Partners, Inc. (IEP) and the Southern California Water Company for its Division Bear Valley Electric Services (Customer) dated April 7, 1999.

Pursuant to Section 8 Metering and Communications of the subject agreement,IEP is to provide Customer with the proposed costs for metering and communications prior to billing for such services. Accordingly, IEP has had a few visits to Bear Valley with one of its Meter Service Providers and designed a metering interrogation scheme that I believe is better than the prior configuration by our predecessor. In addition, this considers a permanent installation owned by Customer. The Exhibit A attached provides you with the detail of such installation, and the total cost for this service is a one-time charge of $7,200 (billable in the first month in which the equipment was installed). IEP's monthly charge for metering interrogation is hereby quoted as 535.00 per month.

If the above pricing meets with your approval, please so indicate by signing this Agreement in the space provided below and return a faxed copy to my attention at (801) 568-2103.

Sincerely,

/s/ MARK V. ALLEN

Mark V. Allen
Director, Regional Marketing
California & Desert Southwest

Accepted as of this 13th day of May, 1999, for Southern California
Water Company

/s/ JOEL DICKSON
--------------------------------
Mr. Joel Dickson
Vice President of Customer & Support Services

                             [ILLINOVA LETTERHEAD]


                                                                       EXHIBIT A



                     BEAR VALLEY ELECTRIC SERVICE - METERING
                               CONVERSION PROPOSAL

--------------------------------------------------------------------------------
                DESCRIPTION                                           QTY
--------------------------------------------------------------------------------

 DATA STAR, TYPE D-102, 32K, 4 CHANNEL, SOLID STATE                     2
 PULSE RECORDER - WITH TELEPHONE MODEM

 PULSE SPLITTING RELAY - MERCURY WETTED WITH 3                          4
 RELAYS INSTALLED - 1 IN, 2 OUT

 FUSE BLOCKS WITH DIRECT MOUNTING BASE AND
 TUBULAR SCREWS. SIMILAR OR EQUAL TO BUCHANAN
 CAT. #342 - INCLUDES TYPE 'KTK' OR 'KLM' FUSES                         2

 FASTENERS - CONNECTORS - TERMINALS - COUPLINGS                         1

 PROVIDE ALL LABOR NECESSARY TO INSTALL A                              32
 COMPLETED METERING INSTALLATION

 VEHICLE MILES TO AND FROM PROJECT                                    400

 TECHNICIANS TRAVEL TIME FORM THEIR BASE TO THE                         8
 JOB SITE AND RETURN

 COSTS INCURRED FOR PERFORMING A SITE INSPECTION                        4
 TO DETERMINE COMPONENTS NECESSARY TO COMPLETE
 PROJECT

 PROJECT ENGINEERING AND COMPONENT ACQUISITION                          3
--------------------------------------------------------------------------------
                                                 TOTAL           57,00.00
--------------------------------------------------------------------------------

                       [WEST AND EAST CIRCUIT FLOWCHART]









1.   Add "Pulse Splitting Relays" #1A and #2A
2.   Add Data Star Recorder inside "Bear Valley Cabinet
3.   Use existing conduits for extending "K-Y-Z" Pulse Conductors

                            ----------------------------------------------------
                                      Data & Metering Specialties, Inc.
                            16208 Springdale Street - Huntington Beach, CA 92649
                                  Ph: (714) 903-3249 - Fax: (714) 903-3229
                            ----------------------------------------------------
                                         Sub-Metering Specification
                                                     For
                                            "Goldhill" Substation
                            ----------------------------------------------------
                            By: J.J. Tuso
                            -------------------
                            Date: 05-05-99                       2 CIR. TOT.
                            ----------------------------------------------------

                       [WEST AND EAST CIRCUIT FLOWCHART]







Notes:

1.   Add 2 Pulse Splitting Relays #1A and #2A if no vacant ports available
2.   Add Data Star Recorder


                            ----------------------------------------------------
                                      Data & Metering Specialties, Inc.
                            16208 Springdale Street - Huntington Beach, CA 92649
                                  Ph: (714) 903-3249 - Fax: (714) 903-3229
                            ----------------------------------------------------
                                         Sub-Metering Specification
                                                     For
                                            "Harnish" Substation
                            ----------------------------------------------------
                            By: J.J. Tuso
                            -------------------
                            Date: 05-03-99                       1 CIRCUIT
                            ----------------------------------------------------